SULLIVAN & CROMWELL

    New York Telephone: (212) 558-4000
TELEX 62694 (International) 127816 (Domestic)
    Cable Address: LADYCOURT, New York
Facsimile: (212) 558-4000 (125 Broad Steeet)
           (212) 558-4000 (250 Park Avenue)



                                125 Broad Steeet, New York, New York  10004-2498

                                             ---------------

                           250 Park Avenue, New York, New York  10177-0021
                     1701 Pennsylvania Avenue, N.W., Washington, D.C. 20006-5606
                           44 South Flower Street, Los Angeles 90071-2901
                                   6, Place Vendome, 75001 Paris
                          St. Olave's House, 9a Ironmonger Lane, London EC2V 8EY
                                  101 Collins Street, Melbourne 3000
                               2-1, Marunouchi 1-Chome, Chiyoda-Ku, Tokyo 100
                                    Nine Queen's Road, Central, Hong Kong


                                       February 28, 1996


Yamaichi Funds, Inc.,
 Two World Trade Center,
  New York, New York 10048.

Dear Sirs:

         You have requested our opinion in connection with

the notice which you propose to file pursuant to Rule 24f-2

under the Investment Company Act of 1940 with respect to

31,822.905 shares of Common Stock, $0.01 par value (the

"Shares")

         As your counsel, we are familiar with your

organization and corporate status and validity of your

Common stock.

         We advise you that, in our opinion, the Shares

were legally and validly issued, and are fully paid and non-

assessable.

         The foregoing opinion is limited to the General

Corporation Law of the State of Maryland, and we are

expressing no opinion as to the effect of the laws of any

other jurisdiction.

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Yamaichi Funds, Inc.                                 -2-


         We consent to the filing of this opinion with the

Securities and Exchange Commission in connection with the

notice referred to above. In giving such consent, we do not

thereby admit that we come within the category of persons

whose consent is required under Section 7 of the Securities

Act of 1933.

                                      Very truly yours,


                                    /s/ SULLIVAN & CROMWELL
                                   ------------------------
                                       SULLIVAN & CROMWELL





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